UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 15, 2011

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 18, 2010 the Company filed a Form 8-K with the SEC announcing that Central Vermont Public Service Corporation and other utilities entered into an agreement for the purchase of shares of up to 225 MW of energy and environmental attributes from H.Q. Energy Services (U.S.) Inc. (“HQUS”) commencing on November 1, 2012 and continuing through 2038.

On April 15, 2011 the Vermont Public Service Board issued an Order approving the agreement and on April 18, 2011, Central Vermont Public Service Corporation issued the following news release:

NEWS RELEASE
For Immediate release: April 18, 2011
Contacts CVPS:      Steve Costello (802) 747-5427    GMP:  Robert Dostis: (802) 279-1351
Shumlin Administration:  Sue Allen (802) 828-6463

Utilities, Governor hail PSB approval of Hydro-Québec agreement
MONTPELIER, VT – Gov. Peter Shumlin and utility leaders today hailed the Public Service Board’s approval of a 26-year contract with Hydro-Québec, a key element of Vermont’s energy future.

“I am glad that the Public Service Board approved this agreement for clean, reliable, and favorably priced power for Vermonters,” Gov. Shumlin said.  “Hydro-Québec has been an important partner in Vermont for many years, and will continue to be a key player in Vermont’s energy future.”

The PSB order, issued late Friday, is the culmination of a more than a year-long process that began with the signing of a memorandum of understanding between Central Vermont Public Service (NYSE-CV), Green Mountain Power and Hydro-Québec in March 2010.  The MOU led to a contract last August, now approved by the PSB, which will benefit not only CVPS and GMP customers, but people across Vermont.

“We are very pleased that the Public Service Board has validated our belief that this will be a very favorable contract for Vermont,” CVPS President Larry Reilly and GMP President Mary Powell said in a joint statement.  “This approval ensures a large, clean, renewable baseload energy source in our portfolios that will be competitively priced and reliable.”

The PSB concurred.  “The proposed HQ (agreement) would provide a number of benefits to the Vermont utilities and their ratepayers,” the board said.  “First, over the term of the contract the price of power is expected to be competitive with or favorable to market prices, and is less expensive than currently available sources of power with similar characteristics. Second, the price for this power is expected to be more stable than purely market-based purchases due to the formula for determining its future price.

“This formula is based not only on market prices for power but also on inflation, and includes a buffering feature that limits year-to-year price fluctuations,” the board said. “Third, the Vermont utilities will receive environmental attributes associated with the energy delivered by HQUS into the New England market in an amount matching the Vermont utilities’ purchases under the HQ PPA and reflecting at least 90 percent hydroelectricity, which Vermont law recognizes as renewable.”

Under the agreement, Vermont will purchase up to 225 megawatts of energy starting in November 2012 and ending in 2038. Hydro-Québec’s generating fleet is 98 percent hydroelectric. The agreement includes a price-smoothing mechanism that will shield customers from volatile market prices.

The price will start at approximately 5.8 cents per kilowatt-hour.

Vermont has purchased energy from Quebec for decades. In the early 1980s, the first longer-term power deals were established.  The current Vermont-Hydro-Québec contract, which was signed on Dec. 4, 1987, phases out largely in 2016.  The current contract has proven to be a sound agreement for Vermont, helping GMP and CVPS maintain clean portfolios and rates that are among the lowest in New England.

The new energy contract was negotiated between CVPS, GMP and H.Q. Energy Services (U.S.) Inc., an indirect wholly owned subsidiary of Hydro-Québec. Other Vermont utilities that have confirmed their intent to purchase energy under this agreement are Vermont Public Power Supply Authority, Vermont Electric Cooperative Inc., Vermont Marble Power Division of Omya Industries Inc., the Town of Stowe Electric Department and the Burlington Electric Department.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary
April 18, 2011